SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                  JULY 26, 2000

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission              IRS Employer
jurisdiction                      File Number             Identification
of incorporation                                          Number

Delaware                            1-3492                No. 75-2677995

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600






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         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

         The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

         On July 26, 2000 registrant issued a press release entitled "Halliburton Announces Second Quarter Earnings of 17 Cents Per Share," pertaining to, among other things, an announcement that registrant's 2000 second quarter net income was $75 million ($0.17 per share diluted) compared to $83 million ($0.19 per share diluted) in the second quarter of 1999. Revenues from continuing operations were $2.9 billion in the 2000 second quarter, about the same as the 2000 first quarter.


Item 7.  Financial Statements and Exhibits

         List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

         (c)      Exhibits.

                  Exhibit 20 - Press release dated July 26, 2000.










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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:    July 26, 2000                 By: /s/ Susan S. Keith
                                          ------------------------------------
                                               Susan S. Keith
                                               Vice President and Secretary











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                                  EXHIBIT INDEX


Exhibit                                                      Sequentially
Number                    Description                        Numbered Page

20                        Press Release of                   5 of 11
                          July 26, 2000
                          Incorporated by Reference











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